Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	06/15/2010
				Period Type:	Revolving

(i)	Monthly Principal Distributed		0.00		0.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement		283,007.71
	Class B Note Interest Requirement		40,345.57
	Net Class C Note Interest Requirement		82,390.56		405,743.84

(iii)	Collections of Principal Receivables				133,384,952.55

(iv)	Collections of Finance Charge Receivables				11,296,174.74

(v)	Aggregate Amount of Principal Receivables				2,494,368,822.05
	Investor Interest				725,000,000.00
	Adjusted Interest				725,000,000.00
	Floating Investor Percentage				29.07%
	Fixed Investor Percentage				29.07%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days				95.62%
	30 to 59 days				1.03%
	60 to 89 days				0.96%
	90 or more days				2.39%

	Total Receivables				100.00%

(vii)	Investor Default Amount				6,163,843.56

(viii)	Investor Charge-Offs				0.00

(ix)	Reimbursed Investor Charge-Offs				0.00

(x)	Net Investor Servicing Fee				302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables) (1)				8.14%

(xii)	Reallocated Principal Collections				0.00

(xiii)	Accumulation Shortfall				0.00

(xiv)	Principal Funding Investment Proceeds				0.00

(xv)	Principal Funding Investment Shortfall				0.00

(xvi)	Available Investor Finance Charge Collections				10,692,008.07

(xvii)	Note Rate	Class A	0.57688%
		Class B	0.98688%
		Class C	1.58688%

(xviii)	Spread Account				7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President

(1)	Yield for the May 2010 Monthly Period reflects an increase in finance charge collections due to a change in the allocation of payments as a result of the implementation of the Credit CARD Act of 2009.